UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 1, 2012

Tegal Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction
of Incorporation)
000-26824
(Commission
File Number)
68-0370244
(I.R.S. Employer
Identification No.)

140 2nd Street, Suite 318
Petaluma, CA 94952
(Address of Principal Executive Offices)

(707) 763-5600
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On August 1, 2012, the Board of Directors of Tegal Corporation (the “Company”) granted each of the Company’s non-employee directors an option to purchase 5,000 shares of the Company’s common stock, with a per share exercise price of $3.4699 (which was the closing sale price of the Company’s common stock on August 1, 2012, as reported by the Nasdaq Stock Market).  The non-employee directors of the Company are Gilbert Belini, Jeffrey M. Krauss and Carl Muscari.  The options are fully vested and were granted under the Tegal Corporation 2007 Incentive Plan.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Reference is made to Item 1.01 above regarding the stock option grants to the following non-employee directors of the Company: Gilbert Belini, Jeffrey M. Krauss and Carl Muscari.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2012	TEGAL CORPORATION

	By:	/s/ Christine Hergenrother
	Name:	Christine Hergenrother
	Title:	Chief Financial Officer